Exhibit 5

KNOXVILLE OFFICE 900 SOUTH GAY STREET, SUITE 1700 KNOXVILLE, TN 37902 (865) 521-6200 MEMPHIS OFFICE THE TOWER AT PEABODY PLACE 100 PEABODY PLACE, SUITE 950 MEMPHIS, TN 38103-2625 (901) 543-5900	BASS, BERRY & SIMS PLC A PROFESSIONAL LIMITED LIABILITY COMPANY ATTORNEYS AT LAW Reply To: AMSOUTH CENTER 315 DEADERICK STREET, SUITE 2700 NASHVILLE, TN 37238-3001 (615) 742-6200 www.bassberry.com	DOWNTOWN OFFICE: AMSOUTH CENTER 315 DEADERICK STREET, SUITE 2700 NASHVILLE, TN 37238-3001 (615) 742-6200 MUSIC ROW OFFICE: 29 MUSIC SQUARE EAST NASHVILLE, TN 37203-4322 (615) 255-6161

September 11, 2001

First Pulaski National Corporation
206 South First Street
Pulaski, Tennessee 38478

            Re:    Registration Statement on Form S-4

Ladies and Gentlemen:

        We have acted as your counsel in connection with your preparation of an Amendment No. 1 to Registration Statement on Form S-4 (the "Registration Statement") to be filed by you with the Securities and Exchange Commission (the "Commission") on September 11, 2001, covering 89,400 shares, par value $1.00 per share, of common stock (the "Common Stock") of First Pulaski National Corporation (the "Corporation").

        In connection with this opinion, we have examined and relied upon such records, documents, certificates, and other instruments as in our judgment are necessary or appropriate in order to express the opinions hereinafter set forth and have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as certified or photostatic copies.

        Based on the foregoing and such other matters as we have deemed relevant, we are of the opinion that the shares of Common Stock to be issued by the Corporation, when issued upon the consummation of the merger of Belfast Holding Company, a Tennessee corporation, ("Belfast") with and into the Corporation as contemplated by the Agreement and Plan of Merger by and between the Corporation and Belfast, dated June 12, 2001 as described in the Registration Statement (after the Registration Statement is declared effective) will be validly issued, fully paid, and nonassessable.

        We hereby consent to the reference to our law firm in the Registration Statement under the caption "Legal Matters" and filing of this opinion with the Commission as Exhibit 5 to the Registration Statement.

                                                                                        Very truly yours,

                                                                                          /s/Bass, Berry & Sims PLC